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                                                                EXHIBIT 23.3


[LETTERHEAD OF RP FINANCIAL, LC]


                                       September 22, 1997

Board of Directors
Newport Federal Savings and Loan Association
344 West Broadway
Newport, Tennessee  37821

Gentlemen:

     We hereby consent to the use of our firm's name in the Application for Conversion of Newport Federal Savings and Loan Association, Newport, Tennessee, and any amendments thereto, in the Form SB-2 Registration Statement for United Tennessee Bankshares, Inc., and any amendments thereto, and in the Form AC for Newport Federal Savings and Loan Association, and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of United Tennessee Bankshares, Inc.


                                       Very truly yours,






                                       RP FINANCIAL, LC.


                                       /s/ James J. Oren
                                       James J. Oren
                                       Vice President